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                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(D)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported): January 25, 1998


                            NORTHWEST AIRLINES CORPORATION
                (Exact name of registrant as specified in its charter)


  DELAWARE                      0-23642                       95-4205287
(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                  Identification No.)
incorporation)


            2700 LONE OAK PARKWAY
            EAGAN, MINNESOTA                             55121
     (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code: (612) 726-2111


(Former name or former address, if changed since last report):








Exhibit Index Appears on Page 6.                             Page 1 of 6 pages

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ITEM 5.    Other Events

     On January 25, 1998, Northwest Airlines Corporation, a Delaware corporation ("Northwest"), Newbridge Parent Corporation, a Delaware corporation ("Newbridge"), Air Partners, L.P., a Texas limited partnership (the "Partnership"), the partners of the Partnership signatories thereto (the "Partners"), Bonderman Family Limited Partnership, a Texas limited partnership ("Transferor I"), 1992 Air, Inc., a Texas corporation
("Transferor II"), and Air Saipan, Inc., a CNMI corporation ("Transferor III", and collectively with "Transferor I" and "Transferor II", the "Transferors"), entered into an Investment Agreement (the "Investment Agreement"). Pursuant to the Investment Agreement and subject to the terms and conditions set forth therein, Northwest and Newbridge will acquire from the Partners the outstanding partnership interests in the Partnership and from the Transferors the shares of Class A Common Stock of Continental Airlines, Inc., a Delaware corporation ("Continental"), par value $.01 per share ("Continental Class A Common Stock"), owned by them, in exchange for shares of Class A Common
Stock, par value $.01 per share, of Newbridge ("Newbridge Class A Common Stock") and cash at a ratio of 1.2079 shares of Newbridge Class A Common
Stock or $60.82 in cash per share of Continental Class A Common Stock the beneficial ownership of which will be acquired by Northwest and Newbridge.

     The Partnership and the Transferors beneficially own 8,535,868 shares of Continental Class A Common Stock which represents approximately 14 percent of Continental's common stock equity and approximately 51 percent of its outstanding common stock voting power. The aggregate consideration to be paid in the transaction is valued at approximately $519 million, expected to consist of approximately $311 million in cash and approximately 4.1 million shares of newly issued Newbridge Class A Common Stock. After the transaction is completed, and assuming the completion of the repurchase of Northwest common stock owned by KLM Royal Dutch Airlines ("KLM") (as discussed below), approximately 4.5 percent of Northwest's outstanding stock will be held by an investment group managed by David Bonderman and James Coulter.

     In connection with the transactions contemplated by the Investment Agreement, Northwest and Newbridge have entered into a Governance Agreement (the "Governance Agreement") with Continental, dated as of January 25, 1998. The Governance Agreement contains certain agreements between Northwest, Newbridge and Continental regarding the control and management of Continental following the Closing, including restrictions on Northwest's and Newbridge's ability to acquire additional shares of Continental Common Stock and to vote the shares of Continental Common Stock owned by it and restrictions on Northwest's and Newbridge's ability to affect the composition and conduct of Continental's Board of Directors.

     Concurrently with the execution of the Investment Agreement, Northwest, Newbridge and Newbridge Merger Sub, a Delaware corporation and a wholly owned subsidiary of Newbridge ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of January 25, 1998 (the "Merger Agreement"), providing for the merger of Merger Sub with and into Northwest (the "Merger"), as a result of which Northwest will become a wholly owned subsidiary of Newbridge and each outstanding share of Class A Common Stock of Northwest, par value $.01 per share, will be exchanged for one share of Newbridge Class A Common Stock. Following the Merger, Newbridge will change its name to "Northwest Airlines Corporation" and Northwest will change its name to "Northwest Airlines Holding Corporation." The Merger will be accomplished without a vote of the stockholders of Northwest in accordance with Section 251(g) under the Delaware General Corporation Law.

                                                           Page 2 of 6 pages

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     In addition, Northwest Airlines, Inc., an indirect wholly owned subsidiary of Northwest, and Continental have entered into an agreement providing for a global strategic operating alliance, dated as of January 25, 1998 (the "Alliance Agreement"). The Alliance Agreement, when fully implemented, will connect the two carriers' networks and will include code-sharing, frequent flyer program reciprocity, cooperation between Continental and KLM, and other cooperative activities as well as offer consumers the benefits of greater scope, ease of ticketing, check-in and luggage handling. Certain aspects of the Alliance Agreement are contingent on the successful conclusion of negotiations with Northwest's pilots' union. The two airlines have no plans to merge their operations and will retain separate boards, managements and headquarters. No layoffs, mergers of workforces, transfers of flying or assets, or closures of facilities are planned.

     The closing of the transaction is subject to a number of customary conditions, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, satisfactory review by the Department of Transportation and the consummation of the Merger. The transaction is expected to close by the end of this year.

     In a previously announced transaction, Northwest and KLM have reached an agreement in principle to accelerate Northwest's repurchase of KLM's remaining 18,177,874 shares of Northwest common stock. The total purchase price of approximately $775 million will be paid with a combination of senior unsecured notes in the aggregate principal amount of approximately $440 million and cash in the amount of approximately $335 million. The closing of the repurchase will occur no later than May 1, 1998 and is subject to the approval of the Northwest board of directors and the KLM supervisory board. Under certain limited circumstances, KLM will have an option to buy back from Northwest certain of the shares being repurchased by Northwest.

     Copies of the Investment Agreement, the Governance Agreement and the Merger Agreement are attached hereto as Exhibits 2.1, 2.2 and 2.3 respectively. The foregoing descriptions of the Investment Agreement, the Governance Agreement and the Merger Agreement are qualified in their entirety by reference to the full text of such exhibits.

                                                           Page 3 of 6 pages

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ITEM 7.  Financial Statements and Exhibits

(c)  Exhibits


Exhibit No.         Description

2.1 Investment Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation, Air Partners, L.P., the Partners of Air Partners identified on the signature pages thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., dated as of January 25, 1998. (without exhibits or schedules)

2.2 Governance Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation and Continental Airlines, Inc., dated as of January 25, 1998.

2.3 Merger Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation, and Newbridge Merger Corporation, dated as of January 25, 1998. (without exhibits)

                                                           Page 4 of 6 pages

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NORTHWEST AIRLINES CORPORATION


                         By: /s/ Douglas M. Steenland
                            ---------------------------------
                            Its: Senior Vice President, General Counsel and Secretary


Date:  January 25, 1998

                                                           Page 5 of 6 pages

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                                    EXHIBIT INDEX


Exhibit No.         Description

2.1 Investment Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation, Air Partners, L.P., the Partners of Air Partners identified on the signature pages thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., dated as of January 25, 1998. (without exhibits or schedules)

2.2 Governance Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation and Continental Airlines, Inc., dated as of January 25, 1998.

2.3 Merger Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation, and Newbridge Merger Corporation, dated as of January 25, 1998. (without exhibits)

                                                           Page 6 of 6 pages